Exhibit 10.26

Millennium Pharmaceuticals, Inc.
Description of Non-Employee Director Compensation

We do not pay directors who are also Millennium employees any additional compensation for their service as a director. We do pay our non-employee directors for their service as directors.

Each year, the Board Governance Committee reviews the compensation we pay to our non-employee directors. The Committee compares our Board compensation to compensation paid to non-employee directors by similarly sized public companies in similar businesses. The Committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities.

Below we show the rate of compensation that we pay to our non-employee directors.

Cash Compensation

Beginning in 2007, directors may choose to receive all or a portion of their annual retainer in the form of Millennium common stock.

Each director who is not an employee of Millennium receives:

Type of Fee	Amount	For each
Annual retainer:	$40,000	Year of service
Additional annual retainer for chairman of the board:	$20,000	Year of service
Additional annual retainer for vice chairman of the board:	$10,000	Year of service
Additional annual retainer for chairman of audit committee:	$10,000	Year of service
Additional annual retainer for committee chairman (other than audit chairman):	$5,000	Year of service
Attendance:	$2,000	Board meeting attended in person
	$1,000	Board meeting by conference telephone
	$1,000	Board committee meeting attended in person
	$750	Board committee meeting by conference telephone

Millennium also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Stock Compensation

In addition to Millennium Common Stock that a director may choose to receive in lieu of all or a portion of the cash retainer, under the option program for directors adopted by the Board, our non-employee directors receive stock option grants as follows:

	Number of shares	Granted in three installments on	Vesting schedule
Initial Option Grant:	35,000	the date the director is first elected, one month later and two months later	vest on a monthly basis beginning one month from the date of election and become fully vested on the fourth anniversary of the date of election
Annual Option Grant:	15,000	May 1st, June 1st and July 1st of each year, prorated for service on the Board of less than one year	1/12th monthly
Non-employee Chairman of
the Board:	10,000	the dates of the annual option grant	1/12th monthly
Chairman of audit
committee:	5,000	the dates of the annual option grant	1/12th monthly
Committee chairman (other
than audit chairman):	2,500	the dates of the annual option grant	1/12th monthly
Vice Chairman of the
Board:	5,000	the dates of the annual option grant	1/12th monthly